Exhibit 99.1

For Immediate Release Contact: Gary J. Fuges, CFA ValueClick, Inc. 1.818.575.4677

VALUECLICK ANNOUNCES DIVESTITURE OF SEARCH123

Provides Update on Third Quarter Outlook, Adjusted for Divestiture

Westlake Village, CA - September 20, 2012 - ValueClick, Inc. (NASDAQ: VCLK) today announced the divestiture of Search123, its self-service paid search business operating in Europe.

“Search123 has been a small business for us and does not fit with our long-term strategy. Its divestiture allows us to focus on our significant growth initiatives as we build out an integrated solution to help digital marketers drive multi-channel brand engagement and customer acquisition through one strategic partner,” said James R. Zarley, chief executive officer of ValueClick. “As our updated third quarter outlook illustrates, we expect another solid quarter of financial performance, with all segments generating growth in-line with our prior expectations.”

Search123 Divestiture
Operating in Europe, Search123 is a self-service offering that generates search traffic through relationships with third-party content websites. Search123's revenue is generated on a cost-per-click basis through a relationship with a major search engine provider. The business was previously included in the Company's Owned & Operated Websites segment.

The Company is selling Search123 to Carl White, the former executive in charge of the Company's European operations. The terms of the transaction, which are not material to the Company's financial position, consist of future contingent payments based upon the performance of the business over the next four years. In accordance with applicable accounting standards, ValueClick anticipates presenting the Search123 business as a discontinued operation and restating the Company's historical financial statements and segment operating results to reflect this change. The transaction is expected to close by the end of September.

Search123 generated revenue of $31.4 million in fiscal year 2011 with the first, second, third, and fourth quarters contributing revenue of $7.7 million, $8.5 million, $8.1 million, and $7.1 million, respectively. In the first two quarters of 2012, Search123 generated revenue of $6.4 million and $7.0 million, respectively, representing approximately four percent of the Company's total consolidated revenue in each period.

Updated Third Quarter 2012 Outlook
Today, ValueClick provided an update on expected results for the third quarter ended September 30, 2012. The Company currently expects third quarter revenue and adjusted-EBITDA from continuing operations (excluding Search123) to be near the high-end of the respective guidance ranges provided on August 2, adjusted to exclude Search123. ValueClick's third quarter and fourth quarter 2012 guidance assumed that Search123 would contribute revenue in the range of $6.0 million to $6.5 million each quarter with operating income margins of approximately 25 percent.

The Company anticipates releasing third quarter 2012 financial results on Thursday, November 1.

About ValueClick
ValueClick, Inc. (NASDAQ: VCLK) is one of the world's largest digital marketing companies. Through a unique combination of data, technology and services, ValueClick increases brand awareness and drives customer acquisition at scale for the world's largest advertisers, and maximizes advertising revenue for tens of thousands of online and mobile publishers. ValueClick's brands include Commission Junction, ValueClick Media, Dotomi, Greystripe, Mediaplex, Smarter.com, CouponMountain.com, Investopedia.com, and PriceRunner. The Company is based in Westlake Village, California, and has offices in major advertising markets worldwide. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, the risk that market demand for on-line advertising in general, and performance based on-line advertising in particular, will not grow as rapidly as predicted, the risk that legislation and governmental regulation could negatively impact the Company's performance, the effects of recent acquisitions on ValueClick's financial results, the potential inability to successfully operate or integrate Dotomi's business, including the potential inability to retain customers, key employees or vendors. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including, but not limited to: its annual report on Form 10-K filed on February 29, 2012; recent quarterly reports on Form 10-Q; and other current reports on Form 8-K.

The Business Outlook contained in this release is based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release. Actual stock-based compensation may differ from these estimates based on the timing and amount of stock awards granted, the assumptions used in stock award valuation and other factors. Actual income tax expense may differ from these estimates based on tax planning, changes in tax accounting rules and laws, and other factors. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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